UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

GNC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35113	20-8536244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on February 13, 2018, GNC Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended from time to time, the “Securities Purchase Agreement”) by and between the Company and Harbin Pharmaceutical Group Holdings Co., Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, 299,950 shares of a newly created series of convertible preferred stock of the Company, designed the “Series A Convertible Preferred Stock” (the “Preferred Stock”), for a purchase price of $1,000 per share, or an aggregate of approximately $300 million (the “Securities Purchase”). The Preferred Stock is convertible into shares of the common stock of the Company (the “Common Stock”) at an initial conversion price of $5.35 per share, subject to customary anti-dilution adjustments. Pursuant to the terms of the Securities Purchase Agreement, Investor assigned its interest in the Securities Purchase Agreement to Harbin Pharmaceutical Group Co., Ltd., a company incorporated in the People’s Republic of China (“Hayao”).

Amendment to the Securities Purchase Agreement

On November 7, 2018, the Company and Hayao entered into an Amendment to the Securities Purchase Agreement (the “Amendment”), pursuant to which (a) the Company and Hayao agreed to complete the Securities Purchase as follows: (i) 100,000 shares of Preferred Stock will be issued on November 9, 2018 for a total purchase price of $100,000,000 (the “Initial Issuance”), (ii) 50,000 shares of Preferred Stock will be issued on December 28, 2018 for a total purchase price of $50,000,000 (the “First Subsequent Issuance”) and (iii) 149,950 shares of Preferred Stock will be issued on February 13, 2019 for a total purchase price of $149,950,000 (the “Second Subsequent Issuance” and together with the Initial Issuance and the First Subsequent Issuance, the “Issuances”), (b) Hayao will be entitled to designate two directors to the Board following the closing of the Initial Issuance, and an additional three directors (including at least two independent directors) upon completion of the Second Subsequent Issuance, and (c) the Outside Date (as defined in the Securities Purchase Agreement) was amended to be February 13, 2019.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference in its entirety.

Stockholders Agreement

Pursuant to the Amendment and in order to set forth the rights and obligations of Hayao upon the Initial Issuance, the Company and Hayao agreed to amend the Form of Stockholders Agreement attached as Exhibit D to the Securities Purchase Agreement filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2018 on a Current Report on Form 8-K as Exhibit 10.1 thereto (such amended form agreement, the “Stockholders Agreement”). The following is a summary description of the Stockholders Agreement:

Directors. In connection with the Stockholders Agreement and pursuant to the terms of the Bylaws (defined below), the Board will increase its size to ten directors. Under the Stockholders Agreement, until the Sunset Date, Hayao will have the right to designate up to two directors (each an “Investor Designee”) to the Board. “Sunset Date” is defined in the Stockholders Agreement to mean (i) prior to the First Subsequent Closing, the date upon which Hayao’s ownership percentage of Common Stock is less than its ownership percentage as of immediately following the Initial Issuance (without taking into account any decrease in such percentage as a result of actions taken by the Company or any exercise, exchange or conversion of any securities of the Company) and (ii) following the First Subsequent Closing, the date on which Hayao holds less than fifteen percent (15%) of the outstanding Common Stock of the Company. Each of the Investor Designees is required to be reasonably satisfactory to the Company’s Nominating and Corporate Governance Committee.

Voting Requirements. Until the Sunset Date, the Stockholders Agreement generally requires Hayao to vote its shares as follows:

•

In elections of directors, Hayao is required to vote its shares in favor of each of the Investor Designee or the Board’s nominees or, in the case of a contested election, either for the Board’s nominees or otherwise in the same proportion as the shares owned by other stockholders are voted; and

•

With respect to an acquisition of the Company or any other matter, Hayao is required to vote its shares either consistent with the recommendations of the Board as to such acquisition or other matter or otherwise in the same proportion as the shares owned by other stockholders are voted, except that, for one year after the closing of the Initial Issuance, in an acquisition of the Company where the consideration is less than or equal to $5.35 per share, Hayao may vote its shares as it chooses.

Transfer Restrictions and Right of First Refusal. For two years after the closing of the latest Issuance to occur, the Stockholders Agreement requires Hayao to not transfer any shares of the Company unless:

•	the transfer is approved in advance by a majority of the independent and disinterested members of the Board;

•	the transfer is to the Company in connection with a Fundamental Change;

•	the transfer is to an affiliate of Hayao, provided that such affiliate is not a competitor of the Company and agrees to be bound by the terms of the Stockholders Agreement;

•	the transfer is in connection with an acquisition approved by the Board; or

•	the transfer constitutes a tender into a tender or exchange offer commenced by the Company or any of its affiliates.

After two years, other than in an underwritten public offering, block trade or permitted transfer described above, Hayao will not be permitted to transfer shares of the Company to certain competitors of the Company or, a person or group who is a 10% stockholder or who would thereby become a 10% stockholder. In addition, in an underwritten public offering or a block trade, other than a permitted transfer described above, Hayao will instruct the underwriter or broker not to transfer any shares to a person or group who is a 10% stockholder or would become a 10% stockholder (unless the identity of the purchaser is not known to the underwriter or broker). In a block trade, other than a permitted transfer described above, Hayao will instruct its broker not to transfer shares to certain competitors of the Company (unless the identity of the purchaser is not known to Hayao or its broker). Until the Sunset Date, if the Company proposes to issue new equity or equity-linked securities in any offering, Hayao will have the right to purchase a pro-rata portion of such issuance, not to exceed its percentage ownership interest in the Company, subject to certain exceptions.

Standstill. Until the Sunset Date, the Stockholders Agreement includes a customary standstill provision that requires Hayao and its affiliates not to:

•

acquire, offer, agree to acquire or solicit an offer to sell, any beneficial interest in the Company (except for issuance of Preferred Stock in the First Subsequent Closing or the Second Subsequent Closing);

•

make any public announcement or public offer with respect to any merger, business combination, reorganization, restructuring or other similar extraordinary transaction involving the Company (except when the Board affirmatively recommends or approves such transaction);

•	make or in any way participate in any “solicitation” of “proxies” to vote or seek to advise or influence voting of securities in a manner inconsistent with the Board’s recommendation;

•	seek election or removal of any director (other than the Investor Designees) or otherwise act, alone or in concert with others, to control or influence the Company;

•	call a meeting of stockholders or initiate any stockholder proposal;

•	participate in a “group” as defined in the Securities Exchange Act of 1934, as amended, regarding equity securities of the Company;

•	act, alone or in concert with others, to seek to control or influence the management or policies of the Company;

•	knowingly assist or encourage, or enter into any discussions or agreements with any third party, in connection with any of the foregoing;

•	publicly disclose any intention, plan or arrangement inconsistent with the foregoing;

•	provide any financing for a purchase of equity securities or assets of the Company, subject to certain exceptions;

•	take any actions that Hayao knows or would reasonably be expected to know would require the Company to make a public announcement regarding the possibility of an acquisition;

•	deposit any equity securities of the Company into a voting trust; or

•	contest the validity of any of the foregoing.

The standstill provision does not prohibit Hayao from, among other things, making a non-public, confidential acquisition proposal to the Board. Additionally, upon (i) the issuance by the Company’s auditors of an opinion containing a going concern qualification after the closing of the Second Subsequent Issuance, (ii) the Company being in material breach of any financial maintenance covenant (that is neither cured nor waived) after the closing of the Second Subsequent Issuance or (iii) eighteen months after the closing of the Initial Issuance, after an initial period of negotiation with the Board, Hayao will be permitted to make a public acquisition proposal to acquire 100% of the outstanding shares of common stock of the Company in an all cash tender offer, which must be conditioned upon either prior approval of a special committee of independent directors or a majority of the shares held by non-Hayao holders.

Corporate Opportunity; DGCL Section 203. The Delaware General Corporate Law (“DGCL”) permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Under the Stockholders Agreement, the Company will renounce any interest or expectancy in corporate opportunities presented to Hayao and related entities other than corporate or business opportunities offered to any such person in his or her capacity as a director or officer of the Company. In addition, the Company is subject to Section 203 of the DGCL (“Section 203”), which imposes restrictions on certain business combinations involving interested stockholders unless, among other things, the Board has approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. The Company has exempted Hayao from these restrictions on certain business combinations under the relevant provisions of Section 203.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Amended and Restated Stockholders Agreement

Pursuant to the Amendment, upon the consummation of the Second Subsequent Issuance, the Company and Hayao agreed to amend and restate the Stockholders Agreement to a form substantially similar to the Form of Stockholders Agreement attached as Exhibit D to the Securities Purchase Agreement filed with the SEC on February 13, 2018 on a Current Report on Form 8-K as Exhibit 10.1 thereto (the “Amended and Restated Stockholders Agreement”), and the Amended and Restated Stockholders Agreement is attached hereto as Exhibit 10.3 and is incorporated by reference into this Item 1.01.

Registration Rights Agreement

Pursuant to the Amendment, upon consummation of the Initial Issuance, the Company and Hayao will enter into the Registration Rights Agreement in the form attached as Exhibit C to the Securities Purchase Agreement filed with the SEC on February 13, 2018 on a Current Report on Form 8-K as Exhibit 10.1 thereto. The full text of the Registration Rights Agreement is attached hereto as Exhibit 10.4 and is incorporated by reference into this Item 1.01.

Item 3.03 Material Modifications to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 6, 2018, in satisfaction to a condition to the closing of the Initial Issuance, the Board approved the Sixth Amended and Restated Bylaws of the Company (the “Bylaws”). The Bylaws authorize the Board to increase or decrease its size pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies or, if applicable, such greater number of directors as provided in the Stockholders Agreement. In connection with the Stockholders Agreement and pursuant to the terms of the Bylaws, the Board increased its size to ten directors.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure

Chinese Joint Venture

On November 7, 2018, in connection with and pursuant to the Securities Purchase Agreement, the Company entered into a Master Reorganization and Subscription Agreement (the “JV Framework Agreement”) by and between the Company, GNC Hong Kong Limited, a company established under the laws of Hong Kong (the “HK Company”), GNC (Shanghai) Trading Co., Ltd., a company incorporated in the People’s Republic of China (the “PRC”) (the “WFOE”), GNC China Holdco, LLC, a Delaware corporation (“GNC China”), Hayao, and Harbin Pharmaceutical Hong Kong II Limited, a company established under the laws of Hong Kong (“Hayao HK”). Pursuant to the JV Framework Agreement, among other things, (i) Hayao HK will acquire shares representing 65% of the HK Company’s issued share capital; (ii) the WFOE will transfer its assets and liabilities primarily related to the PRC Business (as defined in the JV Framework Agreement) to a newly formed entity in the PRC (the “PRC JV”); (iii) Hayao will acquire shares representing sixty-five percent (65%) of the issued and outstanding capital of the PRC JV; and (iv) Hayao will invest $20.0 million in the PRC JV (clauses (i)-(iv) collectively, together with the other transactions contemplated by the JV Framework Agreement, the “JV Transactions”).

In connection with the JV Framework Agreement, we expect to enter into the following agreements, each of which are summarized in greater detail below:

•	The Shareholders Agreement, by and among the Company, GNC China, Hayao, Hayao HK and the HK Company (the “HK Shareholders Agreement”).

•	The Joint Venture Contract, by and among the Company, the GNC PRC Partner, Hayao and the PRC JV (the “PRC Joint Venture Contract”).

•

The Intellectual Property License Agreement, by and among GNC Intellectual Property Holdings, LLC (“GNC IPCo”) and General Nutrition Corporation (“General Nutrition Corp.”) as licensors, on the one hand and the HK Company and the PRC JV, as licensors on the other hand (the “IP License Agreement”).

•	The Product Supply Agreement, by and between General Nutrition Corp. as supplier, on the one hand, and the HK Company and the PRC JV as purchasers, on the other hand (the “Product Supply Agreement”).

•	The Services Letter Agreement, by and between General Nutrition Corp. and Hayao (the “Services Letter Agreement”).

The closing of the JV Transactions contemplated by the JV Framework Agreement is subject to (i) receipt of customary regulatory approvals, (ii) the consummation and closing of each of the Initial Issuance, the First Subsequent Issuance and the Second Subsequent Issuance and (iii) other customary closing conditions.

The JV Framework Agreement contains customary representations, warranties and covenants, including, among others, covenants by GNC China and the HK Company and their subsidiaries to conduct its business in the ordinary course between the date of the JV Framework Agreement and the closing of the JV Transactions contemplated thereby, not to engage in certain kinds of material transactions during such period and to use commercially reasonable best efforts to obtain all necessary approvals.

The JV Framework Agreement may be terminated (i) upon the mutual written consent of GNC China and Hayao, (ii) immediately upon the termination of the Securities Purchase Agreement in accordance with its terms, (iii) by either GNC China or Hayao if the closing of the JV Transactions has not occurred on or before February 13, 2019 and (iv) by GNC China or Hayao in certain circumstances, in the event of an uncured breach of the representations, warranties or covenants contained in the JV Framework Agreement.

The foregoing description of the JV Framework Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Framework Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by GNC in the next four business days.

HK Shareholders Agreement. The following is a summary description of the HK Shareholders Agreement:

The HK Shareholders Agreement will be entered into in connection with the closing of the JV Transactions. The HK Shareholders Agreement provides for certain governance terms and other rights and restrictions with respect to the operations of the HK Company.

Directors: Pursuant to the HK Shareholders Agreement, the board of the HK Company will be comprised of five (5) directors. Hayao HK has the right to appoint three (3) of the directors and GNC China has the right to appoint two (2) of the directors. Pursuant to the HK Shareholders Agreement, the directors appointed by Hayao HK and GNC China to the board of the HK Company will also serve on the board of the PRC JV. Each HK Company director is required to have relevant qualifications, background and financial, inventory, management, commercial and other experience with respect to the business of the HK Company. The Chairman of the Board will be appointed by action of the HK Company board upon the affirmative vote of a majority of the directors.

Officers: Hayao HK will have the right to appoint the Chief Executive Officer of the HK Company following reasonable consultation with GNC China, and GNC China will have the right to appoint the Chief Financial Officer of the HK Company following reasonable consultation with Hayao HK.

Voting: Each director will have one vote on the HK Company board, and the board may take action upon the affirmative vote of a majority of the directors. However, approval of the board, including an affirmative vote of both directors appointed by GNC China, is required for the following matters (the “Major Matters”):

•	any change of control of the HK Company or its subsidiaries, including any sale of a majority of the HK Company’s or its subsidiaries’ equity interests or a majority of its consolidated assets;

•	any public offering of the HK Company or its subsidiaries;

•

acquisitions and dispositions by the HK Company or its subsidiaries involving an amount exceeding $15,000,000 (whether by one transaction or by a series of related transactions, including any series of related transactions with the PRC JV or its subsidiaries);

•

the commencement of or consent to any proceeding seeking (A) to adjudicate the HK Company or its subsidiaries as bankrupt or insolvent, (B) liquidation, winding up, dissolution, reorganization, or other arrangement under applicable law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (C) the entry of an Order for relief or the appointment of a receiver, trustee, or other similar official for the HK Company or its subsidiaries or for any substantial part of its property;

•

any agreements, arrangements or understandings to be entered into by the HK Company or its subsidiaries with either GNC China or Hayao HK or their respective affiliates, except (i) the agreements contemplated by the JV Framework Agreement, (ii) transactions contemplated by the HK Company’s business plan, (iii) those relating to ordinary course of business transactions at arm’s length with aggregate payments (including any payments to the PRC JV or its subsidiaries) below $15,000,000; and (iv) transactions outside of the ordinary course of business with aggregate payments (including any payments to the PRC JV or its subsidiaries) below $1,000,000;

•	adoption of the HK Company’s business plan, and any deviation from or amendment of the business plan involving an amount exceeding 10% of the estimated figure of the then year;

•	any capital calls on the parties;

•	any creation, allotment, issuance, redemption or repurchase of any share or grant of any options over, or any other right in respect of, any share of the HK Company or its subsidiaries;

•

except as otherwise set forth in the HK Shareholders Agreement, make any declaration or payment of a dividend or other distribution (whether in cash, stock or in kind) or any reduction of, or other change to, the paid-up share capital of the HK Company or its subsidiaries;

•	other than in the ordinary course of business, any creation of any encumbrance over the shares, assets or undertaking of the HK Company or its subsidiaries;

•

entering into any material joint venture, partnership or agreement or arrangement for the sharing of profits or assets, other than such agreements entered into in the ordinary course of business or on arm’s length basis; and

•	material changes in the nature or business of the HK Company or its subsidiaries.

Transfer Restrictions: Neither GNC China nor Hayao HK may transfer all or any part of its shares or any interest therein, except (i) with the prior written consent of the other shareholder (not to be unreasonably withheld, conditioned or delayed), (ii) to its controlled affiliates, after meeting certain criteria set forth in the HK Shareholders Agreement, (iii) pursuant to a sale of a majority of the voting interests in the Company’s Class A common stock or all or substantially all of the Company’s assets determined on a consolidated basis or (iv) pursuant to any transfer of the publicly traded equity interests of the Company or Hayao. Notwithstanding the exceptions to the transfer restrictions, neither GNC China nor Hayao HK may transfer its shares in the HK Company, pursuant to clauses (i) and (ii) above, to a competitor of the HK Company. Additionally, if GNC China or Hayao HK seeks to transfer any shares of the HK Company, it must, as a condition to and contemporaneously therewith, transfer a proportionate number of its shares in the PRC JV to the same transferee.

Preemptive Rights: Under the HK Shareholders Agreement, subject to customary exceptions, each of GNC China and Hayao HK have the right to purchase their respective pro rata portion of new securities sold or issued by the HK Company from time to time.

Termination: The HK Shareholders Agreement may be terminated (i) upon the mutual written consent of GNC China and Hayao HK, (ii) immediately after the initial term of the joint venture (twenty (20) years) unless extended by unanimous approval of the board of the HK Company, (iii) by either GNC China or Hayao HK upon a material breach of the HK Shareholders Agreement by Hayao HK or GNC, respectively, that remains uncured for a ninety (90) days.

In the event of a termination of the HK Shareholders Agreement due to a material breach by a party, the non-defaulting party will have the right to purchase from the defaulting party all shares of the HK Company then held by the defaulting party at fair market value.

In the event of a termination at the end of the term of the HK Shareholders Agreement, either party may notify the other party of its intention to purchase all of the other party’s shares of the HK Company at a price based on a proposed valuation of the HK Company. The party receiving such proposal may either accept such proposal or choose to purchase the proposing party’s shares of the HK Company at a price based on the same valuation of the HK Company as was included in the initial proposal.

The foregoing description of the HK Shareholders Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the HK Shareholders Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by GNC in the next four business days.

PRC Joint Venture Contract. The following is a summary description of the PRC Joint Venture Contract:

The PRC Joint Venture Agreement will be entered into in connection with the closing of the JV Transactions. The PRC Joint Venture Agreement provides for certain governance terms and other rights and restrictions with respect to the operations of the PRC JV.

The governance terms and other rights and restrictions set forth in the PRC Joint Venture Contract are substantially similar to those found in the HK Shareholders Agreement, as described above.

The foregoing description of the PRC Joint Venture Contract is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the PRC Joint Venture Contract, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by GNC in the next four business days.

IP License Agreement. The following is a summary description of the IP License Agreement:

The IP License Agreement will be entered into in connection with the closing of the JV Transactions. Pursuant to the IP License Agreement, GNC IPCo will grant an exclusive, sublicensable (subject to certain restrictions) trademark license to the PRC JV and the HK Company in order to facilitate the conduct of their business in the PRC, including in connection with the promotion, sale and distribution of licensed products. General Nutrition Corp. will grant the PRC JV and the HK Company a fully paid-up, royalty free, perpetual, irrevocable, sublicenseable (subject to certain restrictions) and exclusive license under certain licensed know-how and technology to conduct business in the PRC, including the right to develop, manufacture, use, sell and commercialize licensed manufactured local products in the PRC and to develop new products in the PRC. General Nutrition Corp. will retain the right to use the licensed technology to manufacture products in the PRC for distribution and sale outside of the PRC. The PRC JV and the HK Company will pay GNC IPCo royalties based on the net sales of GNC-licensed products.

The IP License Agreement will continue for twenty (20) years and will thereafter renew upon mutual consent of the PRC JV, the HK Company, GNC IPCo and General Nutrition Corp. for an additional ten (10) year period until terminated in accordance with its terms. The IP License Agreement may be terminated by the PRC JV and the HK Company, on the one hand, or GNC IPCo and General Nutrition Corp., on the other hand, if the other party commits a material breach of the IP License Agreement and does not cure such breach within ninety (90) days of receipt of written notice of breach, which period may be extended by thirty (30) days if the breaching party is using commercially reasonable efforts to cure such breach as promptly as possible.

The IP License Agreement will survive the termination of the HK Shareholders Agreement and the PRC JV Contract, provided that (i) the PRC JV or the HK Company or its successor continues operation of the business as a going concern and (ii) the HK Shareholders Agreement or the PRC JV Contract, as applicable, was not terminated as a result of (a) a material breach of such agreement by Hayao or Hayao HK or (b) mutual agreement of the parties.

The foregoing description of the IP License Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the IP License Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by GNC in the next four business days.

Product Supply Agreement. The following is a summary description of the Product Supply Agreement:

Pursuant to the Product Supply Agreement, the PRC JV and the HK Company will purchase certain imported products from General Nutrition Corp. to support their brick-and-mortar retail stores, online retailers and other permitted distribution channels. In addition, the PRC JV and the HK Company are granted an exclusive, sublicenseable (subject to certain restrictions) right and license to market, promote, distribute, offer for sale, sell and import the imported products in the PRC.

The Product Supply Agreement will continue for twenty (20) years and will thereafter renew upon mutual consent of the PRC JV, the HK Company and General Nutrition Corp. for an additional ten (10) year period until terminated in accordance with its terms. The Product Supply Agreement may be terminated by the PRC JV and the HK Company, on the one hand, or General Nutrition Corp., on the other hand, if the other party commits a material breach of the Product Supply Agreement and does not cure such breach within ninety (90) days of receipt of written notice of breach, which period may be extended by thirty (30) days if the breaching party is using commercially reasonable efforts to cure such breach as promptly as possible.

The Product Supply Agreement will survive the termination of the HK Shareholders Agreement and the PRC JV Contract, provided that (i) the PRC JV or the HK Company or its successor continues operation of the business as a going concern and (ii) the HK Shareholders Agreement or the PRC JV Contract, as applicable, was not terminated as a result of (a) a material breach of such agreement by Hayao or Hayao HK or (b) mutual agreement of the parties.

The foregoing description of the Product Supply Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Product Supply Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by GNC in the next four business days.

Services Letter Agreement. The following is a summary description of the Services Letter Agreement:

Pursuant to the Services Letter Agreement, General Nutrition Corp. and Hayao agree that the PRC JV and the HK Company will require consulting and technical services during its initial stages to manufacture and market products, as well as business support and other services to support the internal operations of their businesses. General Nutrition Corp. and Hayao agree that General Nutrition Corp. will provide these services to the PRC JV and the HK Company and their subsidiaries according to the terms of the Services Letter Agreement.

Pursuant to the Services Letter Agreement, General Nutrition Corp. and Hayao will agree on an initial set of services to be provided to the PRC JV and the HK Company. If either the PRC JV or the HK Company desires General Nutrition Corp. to provide any other services or increase the scope or volume of existing services, it will provide written notice to General Nutrition Corp.

General Nutrition Corp. and Hayao agree to meet every six months after the closing of the JV Transactions contemplated by the JV Framework Agreement to review the scope of services and determine whether, and to what extent, such services may be insourced to either the PRC JV or the HK Company or outsourced to a third party provider.

The foregoing description of the Services Letter Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Letter Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by GNC in the next four business days.

Press Release

On November 7, 2018, the Company issued a press release announcing entry into the Amendment and the JV Framework Agreement and describing the key terms therein. A copy of the Company’s press release containing such announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Sixth Amended and Restated Bylaws of GNC Holdings, Inc.

10.1	Amendment to the Securities Purchase Agreement, dated November 7, 2018, by and between GNC Holdings, Inc. and Harbin Pharmaceutical Group Co., Ltd.

10.2	Stockholders Agreement, dated November 7, 2018, by and between GNC Holdings, Inc. and Harbin Pharmaceutical Group Co., Ltd.

10.3	Form of Amended and Restated Stockholders Agreement, by and between GNC Holdings, Inc. and Harbin Pharmaceutical Group Co., Ltd. (incorporated by reference to Exhibit D to the Securities Purchase Agreement filed with the Securities and Exchange Commission on February 13, 2018 on a Current Report on Form 8-K as Exhibit 10.1 thereto)

10.4	Registration Rights Agreement, dated November 7, 2018, by and among GNC Holdings, Inc. and Harbin Pharmaceutical Group Holdings Co., Ltd. (incorporated by reference to Exhibit C to the Securities Purchase Agreement filed with the Securities and Exchange Commission on February 13, 2018 on a Current Report on Form 8-K as Exhibit 10.1 thereto)

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: November 7, 2018	By:	/s/ Tricia K. Tolivar
	Name:	Tricia K. Tolivar
	Title:	Executive Vice President and Chief Financial Officer